UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 4, 2008 (January 1, 2008)

NEW JERSEY RESOURCES
CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey (Address of principal executive offices)	07719 (Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2008, the Leadership Development and Compensation Committee (“LDCC”) of the Board of Directors of New Jersey Resources Corporation (the “Company”) granted performance share awards to each of the named executive officers pursuant to the Company’s 2007 Stock Award and Incentive Plan.  Performance share awards vest at the end of a thirty-three month performance period ending on September 30, 2010, based on relative Company Total Shareholder Return versus an established comparator group used for compensation purposes.  If the Company's performance does not meet the minimum threshold level, no shares will vest. The earned performance shares will be delivered to participants at the end of the performance period, upon the determination of the LDCC that the Company's performance objectives have been met.  A copy of the form of Performance Shares Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of 2007 Stock Award Incentive Plan Performance Shares Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES
Date: January 4, 2008
By:	/s/ GLENN C. LOCKWOOD
Glenn C. Lockwood
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of 2007 Stock Award Incentive Plan Performance Shares Agreement